Exhibit 99.1

CERTIFICATIONS

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Randall J. Fagundo, the Chief Executive Officer of American Coin Merchandising, Inc. (the “Company”), and Kenneth W. Edic, the Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his respective knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Periodic Report”), to which this Certification is attached as Exhibit 99.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company.

Dated: May 15, 2003

By: /s/ RANDALL J. FAGUNDO Randall J. Fagundo Chief Executive Officer	By: /s/ KENNETH W. EDIC Kenneth W. Edic Senior Vice President and Chief Financial Officer

The foregoing certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Periodic Report or as a separate disclosure document.

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